EXHIBIT 4.1


                             3D SYSTEMS CORPORATION
                        1998 EMPLOYEE STOCK PURCHASE PLAN


1.       PURPOSE.

         This 1998 Employee Stock Purchase Plan (the "Plan") is intended to provide incentive to, and to encourage stock ownership by, selected employees of 3D Systems Corporation, a Delaware corporation (the "Company"), and any "Subsidiary" or "Parent" thereof, so that such employees may acquire a proprietary interest in, or increase their proprietary interest in, the Company. For purposes of the Plan, the terms "Subsidiary" and "Parent" shall mean any present or future corporation which would be a "subsidiary corporation" or a "parent corporation" respectively, of the Company, as those terms are defined in
Section 424 of the Internal Revenue Code of 1986, as amended, and as the same may be amended from time to time (the "Code").

         Options granted under the Plan are intended to constitute options granted pursuant to an "employee stock purchase plan" under Code Section 423 and shall be referred to in the Plan as "options."

2.      ADMINISTRATION.

          (a) BY THE BOARD OF DIRECTORS. The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates administration to a committee (the "Committee") as provided in Paragraph 2(b). The Board or the Committee, as the case may be, shall be referred to in the Plan as the "Administrator." Subject to the provisions of the Plan, the Administrator shall have authority to construe and interpret the Plan, to promulgate, amend and rescind rules and regulations relating to its administration, to determine the timing and manner of the grant of the options, the number of shares covered by and all other terms of the options, to determine the duration and purpose of leaves of absence which may be granted to employees without constituting termination of their employment for the purpose of the Plan, and to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan; provided, however, that notwithstanding anything to the contrary contained in the Plan, all Participants, as defined in Paragraph 5(b), shall have the same rights and privileges within the meaning of Code Section 423(b)(5). The interpretation and construction by the Administrator of any provision of the Plan, or of any agreement or option issued and executed under or pursuant to the Plan, shall be final and binding upon holders of options granted under the Plan and affected by such interpretation or construction. No member of the Board or the Committee shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement or option issued and executed pursuant to the Plan.

          (b) BY A COMMITTEE OF THE BOARD. The Board may, in its sole and absolute discretion, delegate any or all of its duties and authority with respect to the Plan to a Committee of not less than three members of the Board to be appointed by and to serve at the pleasure of the Board. Once appointed, each member of the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase or decrease (to not less than three members) the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall keep minutes of all of its meetings and shall provide copies of such minutes to the Board. Subject to the limitations prescribed by applicable law, the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

3.       ELIGIBILITY.

         All employees of the Company, any Subsidiary or any Parent, except employees who have been employed by the Company for less than five months, or who are customarily scheduled to work less than 20 hours per week or less than 5 months during a year, shall be eligible to receive options granted under the Plan; provided, however, that no option shall be granted to an employee if such employee, immediately after the option is granted, would own stock



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(as defined by Sections  423(b)(3) and 424(d) of the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, any Subsidiary or any Parent.

4.       THE STOCK.

          The stock subject to any option granted under or pursuant to the Plan shall be shares of the Company's authorized but unissued or reacquired common stock, par value $.001 per share (the "Shares"). Subject to adjustment as set forth in this Paragraph 4 and Paragraph 10, the aggregate number of Shares which may be purchased upon exercise of options granted under the Plan shall not exceed 600,000 Shares; provided, however, that if any outstanding option shall for any reason expire or terminate unexercised, the Shares subject to the unexercised portion of the option shall again be available for options under the Plan as though no option had been granted with respect to such Shares. Each time any of the events set forth in Paragraph 10(a) or Paragraph 10(b) occurs, the number of Shares to be purchased under the Plan shall be adjusted in the same manner as shares subject to any outstanding option would be adjusted under the provisions of Paragraph 10(a) and Paragraph 10(b), respectively. If on any Grant Date or Exercise Date (as defined in Paragraph 5(a) below) the total number of Shares which would otherwise be subject to options granted pursuant to Paragraph 5(a) exceeds the number of Shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the Shares remaining available for issuance upon exercise of options in as uniform a manner as practicable. If such event occurs on a Grant Date, the Company shall give written notice to each Participant (as defined in Paragraph 5(b) below) affected thereby and shall, if necessary, reduce the rate of payroll deductions.

5.       GRANT OF OPTIONS.

          (a) GENERAL STATEMENT; "GRANT DATE"; "OPTION PERIOD"; "EXERCISE DATE." Options may be granted from time to time under this Plan in accordance with this Paragraph 5. The dates on which options shall be granted and the terms of the options shall be established from time to time by the Administrator; provided, however, that (i) the term of any option shall not exceed one year; and (ii) all options granted on any Grant Date shall have the same terms and conditions (except they may differ with respect to the number of shares subject to each such option). For purposes of this Plan, each date on which an option is granted shall be referred to as a "Grant Date," the period during which any option is outstanding shall be referred to as the "Option Period," and the last day of the Option Period for any option shall be referred to as an "Exercise Date." The number of Shares subject to each option shall be the quotient, excluding all fractions, of the total paid into the Plan by each Participant during the Option Period in accordance with Paragraphs 5(b) and (f), divided by the "Option Price" (as defined in Paragraph 7(b) below).

          (b) ELECTION TO PARTICIPATE: PAYROLL DEDUCTION AND AUTHORIZATION. Except as provided in Paragraph 5(f) below, an eligible employee may participate in the Plan only by means of payroll deductions. Each eligible employee who elects to participate in the Plan (a "Participant") shall deliver to the Company, during the calendar month preceding a Grant Date, a Written Payroll Deduction Authorization Form in the form authorized by the Administrator, in which the Participant gives notice of his or her election to participate in the Plan as of the next Grant Date, and designates a stated amount to be deducted from his or her compensation on each payday and paid into an account maintained under the Plan for his or her benefit. The stated amount to be deducted from the Participant's compensation on each payday may be no less than 1% of the amount of "eligible compensation" (as defined in Paragraph 5(d) below) from which the deduction is made and may not exceed either of the following: (i) 10% of the amount of "eligible compensation" (as defined in Paragraph 5(d) below) from which the deduction is made; or (ii) an amount which will result in noncompliance with the $25,000 limitation stated in Paragraph 5(e) below. Once an employee becomes a Participant in the Plan, such employee will automatically participate in the Plan during each successive Option Period until such time as the employee withdraws from the Plan as provided in Paragraph 8 or the employee's employment is terminated as provided in Paragraph 9. An eligible employee is not required to file a new Written Payroll Deduction Authorization Form in order to remain a Participant in the Plan during any subsequent successive Option Periods.

          (c) CHANGES IN PAYROLL AUTHORIZATION. Except as otherwise provided in Paragraph 8 or 9, the amount deducted from a Participant's compensation on each payday must remain the same throughout any Option Period.



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          (d) "ELIGIBLE  COMPENSATION" DEFINED. The term "Eligible Compensation"
means  the  Participant's  regular  rate  of pay on the  Grant  Date.  "Eligible
Compensation" does not include management incentives and bonuses, overtime, extended work week premiums, or other special payments, fees or allowances.

          (e) $25,000 LIMITATION. No option may be granted under the Plan which would permit the Participant to credit (by means of payroll deductions or otherwise) toward the purchase of Shares under the Plan, and under any other employee stock purchase plan pursuant to Section 423 of the Code of the Company, any Subsidiary or any Parent, an amount which would permit the purchase of Shares with an aggregate fair market value in excess of $25,000 (determined on the Grant Date) for any calendar year in which such option is outstanding at any time.

          (f) ADDITIONAL PURCHASES. The Administrator may, in its discretion, from time to time permit purchases of Shares under the Plan other than by payroll deductions.

          (g) ACCOUNT. All payroll deductions made by a Participant shall be credited to an account established for the benefit of the Participant.

6.        FAIR MARKET VALUE.

          For the purposes of the Plan, the "Fair Market Value" of the Stock on a given date shall be the closing sale price of the Stock as reported by the Nasdaq National Market (or any national stock exchange (an "exchange") on which the Stock is at the time listed or admitted to trading) for a single trading day. If no sales of the Stock were made on the Nasdaq National Market (or an exchange) on the transaction date, Fair Market Value shall mean the closing price of a share of the Stock as reported for the next preceding day on which sales of the Stock were made on the Nasdaq National Market (or an exchange).

7.        EXERCISE OF OPTIONS; HOLDING PERIOD.

          (a) GENERAL STATEMENT. Unless a Participant withdraws from the Plan as provided in Paragraph 8, or the Participant's employment is terminated as provided in Paragraph 9, each Participant in the Plan automatically and without any action on his or her part shall be deemed to have exercised his or her option on each Exercise Date to the extent that the balance then in the Participant's account under the Plan is sufficient to purchase at the "Option Price" (as determined in Paragraph 7(b) below) whole Shares subject to the Participant's option. Any balance remaining in the Participant's account after such purchase shall be carried over to the next Option Period on behalf of the Participant unless the Participant elects, in writing, to have the balance refunded, in which event the balance shall be promptly refunded to the Participant. Except as otherwise provided in Paragraph 9(b), options shall not be exercised on any date other than an Exercise Date.

          (b) "OPTION PRICE" DEFINED. The Option Price per Share to be paid by each Participant upon the exercise of his or her option shall be the lesser of
(i) 85% of the Fair Market Value of a Share on the Exercise Date or (ii) 85% of the Fair Market Value of a Share on the Grant Date.

          (c) DELIVERY OF STOCK CERTIFICATES. As promptly as practicable after the Exercise Date, the Company shall deliver to each Participant a stock certificate issued in his or her name, or in a name designated by the Participant, for the number of shares with respect to which the Participant's option was exercised and for which the Participant has paid the Option Price. Notwithstanding anything to the contrary contained in this Paragraph 7, no option shall be deemed exercised and no certificate shall be delivered unless and until any then applicable requirements of all state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel. If the Company is unable to comply with any applicable securities law requirements, the Company shall not be liable to any Participant except to return to the Participant the amount of the balance in the Participant's account.

          (d) RIGHTS OF STOCKHOLDER. No Participant shall have any rights as a stockholder with respect to any of the Shares subject to options held by the Participant until the date a stock certificate for such Shares is issued. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or


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distributions  or other  rights for which the  record  date is prior to the date such stock certificate is issued, except as provided in Paragraph 10 below.

          (e) HOLDING PERIOD. Shares issued pursuant to the Plan may not be sold or transferred for a period of 90 days from the date of purchase. Each stock certificate for Shares issued pursuant to the Plan shall contain the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO 3D SYSTEMS CORPORATION'S 1998 EMPLOYEE STOCK PURCHASE PLAN, PURSUANT TO WHICH THE SHARES EVIDENCED BY THIS CERTIFICATE CANNOT BE SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED FOR A PERIOD OF 90 DAYS AFTER THE DATE OF ISSUANCE. A COPY OF 3D SYSTEMS CORPORATION'S 1998 EMPLOYEE STOCK PURCHASE PLAN MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF 3D SYSTEMS CORPORATION.

8.       WITHDRAWAL FROM THE PLAN.

          (a) GENERAL STATEMENT. A Participant may withdraw in whole from the Plan at any time. A Participant who wishes to withdraw from the Plan must deliver to the Company a Notice of Withdrawal in the form authorized by the Administrator. Promptly after the Notice of Withdrawal is delivered to the Company, the Company shall refund to the Participant the amount of the balance in the Participant's account under the Plan and, automatically and without any further act on the Participant's part, the Participant's payroll deduction authorization, interest in the Plan and option granted under the Plan shall terminate.

          (b) ELIGIBILITY AFTER WITHDRAWAL. A Participant's withdrawal from the Plan during an Option Period shall not affect such Participant's eligibility to be granted an option on any Grant Date following such Option Period.

9.       TERMINATION OF EMPLOYMENT.

          (a) TERMINATION OF EMPLOYMENT OTHER THAN BY PERMANENT DISABILITY OR DEATH. If a Participant fails to remain an eligible employee, or if a Participant ceases to be employed by the Company, any Subsidiary or any Parent for any reason other than permanent disability or death, the Participant's participation in the Plan shall terminate. The Participant shall cease to participate in the Plan as of the date of the termination of the Participant's employment, or as of the date the Participant fails to constitute an eligible employee, as the case may be. The Company shall promptly refund to the Participant the amount of the balance in the Participant's account under the Plan as of such date, and the Participant's interest in the Plan and any options granted under the Plan shall automatically terminate on such date.

          (b) TERMINATION BY DEATH OR PERMANENT DISABILITY. If a Participant shall die or become permanently disabled while in the employ of the Company, any Subsidiary or any Parent, the Participant or the executor of the Participant's will or the administrator of the Participant's estate, as the case may be, by written notice to the Company may either (i) exercise the option as of the date of death or permanent disability, in which event the Company shall apply the balance in the Participant's account under the Plan to the purchase at the Option Price of whole Shares and refund the excess, if any, or (ii) request payment of the balance of the Participant's account under the Plan, in which event the Company shall promptly make such payments, and the Participant's interest in the Plan and the option granted under the Plan shall terminate upon such payment. If the Company does not receive such notice prior to the earlier to occur of the Exercise Date or 90 days after the Participant's death or permanent disability, as the case may be, it shall be conclusively presumed that alternative (ii) has been elected. In the event of the death of the Participant, the Shares and/or the cash to which the Participant is entitled shall be delivered to the individual, if any, whom the Participant designated in writing to be the Participant's beneficiary under the Plan, and in the absence of a beneficiary validly designated by the Participant under the Plan, the Company shall deliver the Shares and/or cash to the executor or administrator of the estate, if any, or if none to the heirs of the Participant. If the option is exercised, the date of death or permanent disability, as the case may be, shall be deemed the Exercise Date for the purpose of computing the Option Price.



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          (c)  "PERMANENT   DISABILITY"  DEFINED.  For  purposes  of  the  Plan,
permanent disability shall occur if a Participant shall have failed to perform his or her services as an employee of the Company for a period of 120 days because of ill health, physical or mental disability or for any other cause beyond the control of the Participant.

10.       ADJUSTMENTS UPON RECAPITALIZATION.

          Subject to any required action by the stockholders of the Company:

          (a) If the outstanding Shares are increased or decreased through any stock dividend, stock split, reverse stock split or otherwise, an appropriate adjustment shall be made simultaneously therewith in all of the following: (i) the maximum number of Shares to be purchased under the Plan, (ii) the Option Price, and (iii) the number of Shares subject to any then outstanding options.

          (b) In case of any capital reorganization, reclassification of the Shares (other than a recapitalization described in Paragraph 10(a) above), consolidation or merger of the Company (collectively, a "Reorganization"), the holders of all outstanding options under the Plan shall thereafter be entitled upon exercise to purchase the kind and number of shares of stock or other securities or property of the Company receivable upon such Reorganization by a holder of the number of Shares which the option entitles such holder to purchase from the Company prior to such Reorganization; and in any such case, appropriate adjustment shall be made in the applications of the provisions set forth in the Plan with respect to the Participant's rights and interest thereafter, such that the provisions set forth in the Plan (including the specified changes and other adjustments to the Option Price) shall thereafter be applicable in relation to any shares or other property thereafter purchasable upon exercise of the outstanding options.

          (c) If the Company is dissolved or liquidated, then the Participant's participation in the Plan shall terminate on the effective date of the dissolution or liquidation, and the Company shall promptly refund to the Participant the amount of the balance in the Participant's account under the Plan. Upon such dissolution or liquidation, the Participant's payroll deduction authorization, interest in the Plan and option under the Plan shall terminate automatically and without any further act on the Participant's part.

          (d) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, and its determination shall be final, binding and conclusive.

          (e) The provisions of this Paragraph 10 are intended to be exclusive, and no Participant shall have any other right upon the occurrence of any of the events described in this Paragraph 10.

     (f) The grant of options under this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure, or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

11.      RESTRICTION UPON ASSIGNMENT.

         An option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by the Participant. The Company will not recognize and shall be under no duty to recognize any assignment or purported assignment of a Participant's option or of any rights under the option.



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12.      USE OF FUNDS; NO INTEREST PAID.

         All funds received by the Company upon the exercise of options under the Plan shall be included in the general funds of the Company and may be used for any corporate purpose. No interest shall be paid to any Participant or credited to any Participant's account under the Plan.

13.      AMENDMENT OF THE PLAN.

         The Administrator may amend the Plan in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Code Section 423 or any applicable law or regulation, stockholder approval will be required for any amendment that will (a) increase the total number of Shares as to which options may be granted under the Plan, (b) materially modify the class of persons eligible to receive options, (c) materially increase the benefits accruing to Participants under the Plan, (d) decrease the Option Price below a price computed in the manner stated in Section 7, or (e) otherwise require stockholder approval under any applicable law or regulation.

14.      TERM OF THE PLAN.

         The term of the Plan shall commence on the date of its adoption by the Board of Directors of the Company (the "Effective Date"). Unless sooner terminated by the Board in its sole discretion, the Plan shall expire five years from the Effective Date. Such termination or expiration shall not affect options previously granted.

15.      REPORTS.

         Upon the exercise of any option and if required by the Code, the Company shall file with the Internal Revenue Service a return containing the information required to be reported pursuant to Section 6039 of the Code or any replacement thereof. The Company shall deliver a copy of such return to the Participant. After the end of each Option Period, each Participant shall receive a report of such Participant's account setting forth the total payroll deductions accumulated, the number of Shares purchased, and the remaining cash balance, if any, carried forward to the next Option Period.

16.      RIGHTS AS AN EMPLOYEE.

         Nothing in the Plan shall be construed to give any person the right to remain in the employ of the Company or to affect the right of the Company to terminate the employment of any person at any time with or without cause.

17.      INFORMATION TO EMPLOYEES.

         At least annually, each Participant shall receive financial statements from the Company, except for employees whose duties in connection with the Company assure them access to equivalent information.

18.      TAX WITHHOLDING.

         The Company shall have the right to deduct from all payments hereunder any federal, local or employment taxes that it deems are required by law to be withheld with respect to such payments.



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